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                                                                   EXHIBIT 23(c)



We consent to the reference to our firm under the caption "Experts" in the Solicitation Statement/Prospectus in the registration statement of HE Holdings, Inc. relating to The Hughes Transactions and to the incorporation by reference therein of our report dated February 18, 1997, with respect to financial statements of the Defense Business of Texas Instruments Incorporated for the years ended December 31, 1996, 1995, and 1994.

                                                           /s/ Ernst & Young LLP


Dallas, Texas
October 14, 1997